AGREEMENT OF SUBLEASE

between

TRANSWITCH CORPORATION
("Sublandlord")

and

SIKORSKY AIRCRAFT CORPORATION
("Subtenant")

TABLE OF CONTENTS

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 24th day of February, 2009 (the "Effective Date"), between TRANSWITCH CORPORATION, a Delaware corporation, having an office at 3 Enterprise Drive, Shelton, Connecticut 06484 ("Sublandlord"), and SIKORSKY AIRCRAFT CORPORATION, a Delaware corporation, having an office at 6900 Main Street, P.O. Box 9729, Mail Stop 427A, Stratford, Connecticut 06615 ("Subtenant").

WHEREAS, Sublandlord entered into a lease (the "Prime Lease"), dated as of September 21, 2000, between 4 Enterprise Drive - Shelton LLC, having an address at c/o R.D. Scinto, Inc., One Corporate Drive, Shelton, Connecticut 06484 ("Prime Landlord"), as Landlord, and Sublandlord, as tenant, covering premises comprising 92,880 net rentable square feet located on the sixth, seventh and eighth floors (the "Premises") in the building known as 6 Corporate Drive (formerly known as 4 Enterprise Drive), Shelton (the "Building"); and

WHEREAS, Subtenant desires to sublease from Sublandlord the Premises depicted on Exhibit "A" hereto (the "Sublease Premises"), and Sublandlord desires to sublet the Sublease Premises to Subtenant, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of $10.00, the Sublease Premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subleasing of Premises

1.1 Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Sublease Premises upon and subject to the terms and conditions hereinafter set forth. Sublandlord and Subtenant agree that the Sublease Premises consists of the rentable square footage of the sixth (6th), seventh (7th), and eighth (8th) floors of the Building and comprises 92,880 net rentable square feet.

1.2 Termination of Current Lease. Sublandlord has advised Subtenant that the sublease with the present tenant terminates on or about June 15, 2009.

2. Term. The term of this Sublease shall commence on (the "Commencement Date") the date which is sixty (60) days after the date the current subtenant vacates the Sublease Premises. Landlord hereby consents to Tenant making the following minor and non structural changes to the Sublease Premises described in the plans and specifications attached hereto and made a part hereof as Exhibit "D", which improvements shall be performed by Prime Landlord. It is anticipated that the current subtenant shall vacate the Sublease Premises on or before June 15, 2009. The Sublease "Term" shall commence on the Commencement Date and shall expire sixty-one (61) full months thereafter (the "Initial Expiration Date"), unless such term is sooner terminated or is extended, all in accordance with the provisions hereof (the "Term"). The Initial Expiration Date or any earlier or later date on which the Term of this Sublease shall expire is hereinafter referred to as the "Expiration Date".

In the event that the Commencement Date shall not have occurred by August 15, 2009, then Subtenant shall thereafter have the option to terminate this Lease upon written notice to Sublandlord.

3. Prime Landlord's Consent. The Prime Landlord joins in the execution of this Sublease as the landlord under the Prime Lease to acknowledge its approval and consent to the subletting of the Premises by Sublandlord to Subtenant pursuant to this Sublease (including any Permitted Assignments (as defined in Section 24.4 below)) and to evidence its agreement to the provisions of this Section 3; and Prime Landlord does hereby grant its approval and consent to this Sublease and does hereby agree to this Section 3. It is understood and agreed by the parties hereto that such approval and consent shall not be deemed a release by Prime Landlord of Sublandlord's obligations and liabilities under the Prime Lease. Sublandlord agrees that upon a default by Sublandlord in the payment of any rent due under the Prime Lease, or upon any other default under the Prime Lease, Prime Landlord, its successors or assigns, shall have, in addition to any and all rights and remedies as provided under the Prime Lease or as may be provided by law, the right to require that rental payments payable by Subtenant hereunder be paid directly to Prime Landlord, to be applied to amounts owed by Sublandlord under the Prime Lease, by written notice to Subtenant and Sublandlord. Prime Landlord represents and warrants that there are no Superior Mortgages (as defined in Section 11.2 below) against Prime Landlord's interest or that no holder of any such Superior Mortgage has any right to consent or object to this Sublease unless such holder has given its consent on the signature pages of this Sublease. Prime Landlord hereby agrees that in the event the Prime Lease terminates through no fault of Subtenant, Prime Landlord shall enter into a new lease directly with Subtenant for the balance of the Sublease Term on the terms and conditions of this Sublease and the provisions of the Prime Lease included herein by reference.

4. Subtenant's Work and As-Is Condition.

4.1 Subtenant's Work. Any fit up, improvements, alterations or changes deemed necessary by Tenant for its use or occupancy to be made to the Sublease Premises must be made in accordance with the terms of the Prime Lease and at the sole and expense of Subtenant (the "Space Modifications"). Modifications to the Sublease Premises, including the Space Modifications shall be performed by the R.D Scinto, Inc.

4.2 As-Is Condition. Subtenant has examined and inspected the Sublease Premises and Subtenant acknowledges that the Sublease Premises is being leased in their present "AS IS" "WHERE IS" WITH ALL FAULTS condition without representation or warranty by Sublandlord, except as expressly set forth in this Sublease Sublandlord represents and warrants to Subtenant that on the date of delivery of possession of the Sublease Premises to Subtenant, (a) to the actual knowledge of Sublandlord the Sublandlord has not received an notice that the Sublease Premises is not in compliance with all statutes, laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition and occupancy of the Sublease Premises and the common areas, or notice that the Sublease Premises is not in compliance with all rules, orders, regulations and requirements of the board of fire underwriters, or any similar body having jurisdiction over the Sublease Premises, (b) as of the commencement of the Term hereof, the Sublease Premises and common areas, and all systems servicing them,

are in good working order and repair, and (c) Sublandlord has not received any notice that the Sublease Premises, the Building and the land upon which the Building sits are in not compliance with all environmental laws and regulations or that any hazardous wastes are located thereon except those stored and kept in accordance with all laws.

5. Fixed Rent. Subtenant shall pay to Sublandlord during the Term, commencing on the Rent Commencement Date, fixed rent (the "Fixed Sub-Rent") in an amount, on an annual basis, equal to (i) the net square feet of rentable area included within the Sublease Premises set forth in Paragraph 1.1, , multiplied by (ii) the Base Rent per Square Foot (as defined below). Fixed Sub-Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Sublease commencing on the date which is three (3) months after the Commencement Date (the "Rent Commencement Date"). Fixed Sub-Rent for the first and/or last months of the Term shall be pro-rated if the Rent Commencement Date and/or the Expiration Date is other than the first or last day of such month, is applicable. Such Fixed Sub-Rent and all Additional Sub-Rent (as defined below) payable under this Sublease will be paid to the office of Sublandlord set forth above, or to such other place, as Sublandlord may designate and notify Subtenant of in writing. Subtenant shall pay Fixed Sub-Rent and all other amounts due under this Sublease (other than charges for Tenant Electric (as defined below)) to Sublandlord, and not to Landlord. Notwithstanding the foregoing, in the event that Sublandlord is in default under the Prime Lease and Prime Landlord has notified Subtenant of Sublandlord's default in writing, then Sublandlord and Subtenant agree that Subtenant may pay Fixed Sub-Rent directly to Prime Landlord. Subtenant shall pay the Fixed Sub-Rent without demand, and without offset, counterclaim or set off. "Base Rent per Square Foot" shall be as follows:

During the Period	Base Rent per square foot	Monthly Rent	Annual Rent
Commencement Date up to Rent Commencement Date	Free Rent Period	N/A	N/A
Rent Commencement Date to Initial Expiration Date (61 months) (92,880 sq. ft.)	$14.50 net per sq. ft.	$112,230	$1,346,760
Renewal Period (92,880 sq. ft.)	$15.50 net per sq. ft.	$119,970	$1,439,640

6. Additional Rent. Commencing on the Rent Commencement Date, Subtenant shall pay, on the date that Rent payments are due to Sublandlord any costs, charges, deposits or other sums, and its Pro Rata Share (as defined below), relating to, or incurred in connection with, Subtenant's occupancy of the Sublease Premises and the providing of services with respect thereto including, but not limited to, "Basic Operating Costs" as defined in the Prime Lease, charged to Sublandlord, as "Tenant" under the Prime Lease, including, but not limited to, those due under Section 4.02 of the Prime Lease (collectively, "Additional Sub-Rent"). If Prime Landlord requires Sublandlord, as "Tenant" under the Prime Lease, to make estimated payments of any items of additional rent payable under the Prime Lease which are applicable to the

Sublease Premises, Subtenant shall make such payments as Additional Sub-Rent hereunder to Sublandlord consistent with the above provisions. If Sublandlord receives a credit for such overpaid amounts, Sublandlord shall pass such credit along to Subtenant and conversely, if the Prime Landlord determines that additional amounts are, due Subtenant shall pay such amounts within ten (10) days of demand by Sublandlord. Sublandlord agrees, upon the request of Subtenant and at no additional cost to Sublandlord, to exercise any rights it may have as "Tenant" under the Prime Lease to contest, dispute and/or conduct an audit to determine, the reasonableness or correctness of any item of additional rent charged to the "Tenant" under the Prime Lease and passed through to Subtenant hereunder. The Subtenant understands and agrees that the Sublandlord has disclosed that the estimated 2008 base year operating expense is estimated to be $8.93 per square foot.

7. Tenant Electric. In addition to Additional Sub-Rent payable by Subtenant pursuant to Section 4 above, from and after the Commencement Date, Subtenant shall pay all electricity charges for the Sublease Premises ("Tenant Electric") directly to the utility providing such electricity or to Prime Landlord, as the case may be, which amount of Tenant Electric shall be determined by a separate direct or "check" submeter, existing at the Sublease Premises. Subtenant shall pay Tenant Electric monthly to Prime Landlord which amount is currently $1.60 per square foot. Such amount is determined by the Landlord from time to time.

8. Rent. All of the amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, but not limited to, Fixed Sub-Rent, Additional Sub-Rent and all other costs, charges sums and deposits payable by Subtenant hereunder (collectively, "Rent"), shall constitute Rent under this Sublease and, in the event of Subtenant's failure to pay same when due, Sublandlord shall have all of the rights and remedies provided for herein and by law and in equity in the case of breach of this Sublease for nonpayment of Rent. Subtenant's obligation hereunder to pay accrued Rent shall survive the expiration or earlier termination of this Sublease.

9. Parking. Subtenant shall have the right, at no additional cost to Subtenant, to use in common with others as provided in the Prime Lease, four hundred twenty-two unreserved parking spaces at the Building. The parties hereto acknowledged that Sublandlord is only entitled to 370 parking spaces under the Prime Lease. Prime Landlord hereby consents and agrees that Subtenant shall have the right to use a total of 422 parking spaces at the Building.

10. Use. Subtenant shall use and occupy the Sublease Premises solely for executive and/or administrative offices and any other use permitted by the terms of the Prime Lease. Subtenant shall procure and maintain all necessary licenses, permits and approvals which are now or may become required for the lawful conduct of the Subtenant's business in the Sublease Premises.

11. Incorporation of and Subordination to Terms of Prime Lease.

11.1 Subject to the provisions of Section 15.2 hereof, and except and to the extent that the same are inapplicable, inappropriate or inconsistent with this Sublease, or modified by any provision of this Sublease, all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Prime Lease are incorporated herein by

reference, and shall, as between Sublandlord and Subtenant (as if they were the "Landlord" and "Tenant", respectively, under the Prime Lease, as if the Sublease Premises were the "Premises" thereunder and as if the Fixed Sub-Rent and Additional Sub-Rent payable hereunder were the "Basic Minimum Annual Rent" and "Additional Rent" payable under the Prime Lease), constitute terms of this Sublease and Subtenant assumes and agrees to keep, observe and perform all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements required to be kept, observed or performed by Subtenant as "Tenant" under the Prime Lease with respect to the Sublease Premises. Notwithstanding the foregoing, inconsistencies between the Prime Lease and this Sublease with respect to Basic Minimum Annual Rent, Fixed Sub-Rent, Additional Rent and Additional Sub-Rent shall be resolved in favor of the terms and provisions of this Sublease.

11.2 This Sublease is in all respects subject and subordinate to all of the terms, conditions and provisions of the Prime Lease and to all superior leases, other matters and mortgages to which the Prime Lease is or shall be subordinate (such superior leases, other matters and mortgages, (collectively, "Superior Mortgages"), provided that Sublandlord and Prime Landlord agree that Subtenant's use and possession of the Subleased Premises shall not be disturbed thereby, except in the case of a default hereunder by Subtenant beyond applicable cure periods.

12. Subtenant's Obligations. Except as otherwise specifically provided in this Sublease, all of the terms, provisions, covenants, stipulations, obligations, agreements and conditions to be observed and/or performed by Sublandlord, as "Tenant" under the Prime Lease, in respect of the Sublease Premises shall be performed and observed by Subtenant, and Subtenant's obligations shall run to Sublandlord or Prime Landlord, as required by the respective interests of Sublandlord and Prime Landlord as set forth in the Prime Lease. In furtherance of the foregoing, Subtenant shall not do or permit to be done anything prohibited under the Prime Lease. Subtenant shall indemnify Sublandlord against, and defend and hold Sublandlord harmless from, all claims, damages, costs, liabilities and expenses of any kind or nature (including, but not limited to, reasonable attorney's fees and disbursements) by reason of, in connection with or arising out of Subtenant's non-performance or non-observance of any such terms, provisions, covenants, stipulations, obligations, agreements and conditions, and this indemnification and hold harmless obligation shall survive the expiration or earlier termination of the Term of this Sublease. Except as otherwise specifically provided in this Sublease, all of the rights and remedies inuring to the benefit of Sublandlord, as "Tenant" under the Prime Lease, with respect to the Sublease Premises shall inure to the benefit of Subtenant.

13. Sublandlord's Obligations.

13.1 Sublandlord agrees that so long as Subtenant is not in default hereunder beyond applicable notice and cure periods, to duly perform all of the terms, covenants and conditions on Sublandlord's part hereafter to be performed as "Tenant" under the Prime Lease except for those terms, covenants and conditions that have been undertaken by Subtenant pursuant to the terms of this Sublease. Subtenant agrees that, notwithstanding anything to the contrary contained in this Sublease (excluding Sublandlord's obligations under this Section 13.1) or in the Prime Lease, Sublandlord shall have no responsibility or obligation in connection with or for any of the

representations made by Prime Landlord under the Prime Lease, nor shall Sublandlord be required to provide any of the services or make any of the alterations, installations, repairs or restorations or take any other actions that Prime Landlord has agreed to provide, make, take or cause to be provided or made or taken under the provisions of the Prime Lease. Subtenant shall rely upon, and look solely, to Prime Landlord for the performance of such obligations. Notwithstanding the foregoing, to the extent Sublandlord, as "Tenant" under the Prime Lease, has any right of self-help in the event that Prime Landlord does not perform its obligations thereunder, Sublandlord agrees, upon the request of Subtenant and at no additional cost to Sublandlord, to exercise those rights on Subtenant's behalf. In addition, if Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, Sublandlord agrees, upon the request of Subtenant, to make written demand to Prime Landlord to perform such obligations and timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable, good faith judgment, deems meritorious, in order to have Prime Landlord comply with any obligation under the Prime Lease or as required by law. Notwithstanding the foregoing Subtenant shall have no right to terminate the Prime Lease. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all such claims, damages, costs, liabilities and expense of any kind or nature (including, but not limited to, reasonable attorney's fees and disbursements) arising from or in connection with such request, action or proceeding and this indemnification, defense and hold harmless obligation shall survive the expiration or earlier termination of this Sublease. This indemnity, defense and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon.

In the event Sublandlord is entitled to any allowance, reduction or adjustment of Rent or any payment or credit by reason of Prime Landlord's failure to comply with its obligations under the Prime Lease, Sublandlord shall pass along to Subtenant such allowance, reduction, adjustment, payment or credit to Subtenant as, if and when received by Sublandlord. Sublandlord agrees to give to Subtenant any written notice received by Sublandlord of default under the Prime Lease promptly upon receipt thereof. If Sublandlord defaults in keeping, observing or performing any of the material terms, provisions, covenants or conditions contained in the Prime Lease (which default is not caused by a corresponding default of Subtenant hereunder), and such default is not cured (or proper corrective measures to cure such default commenced) by Sublandlord (i) by the date that is three (3) days prior to the last day of the period specified in the Prime Lease for the curing of such defaults, or (ii) immediately, if there is no cure period for such default, then Subtenant shall have the right to remedy such default upon notice to Sublandlord of its intent to do so and offset the actual costs incurred in doing so against the Rent next due and payable hereunder.

14. Default by Subtenant. If Subtenant shall default in the performance or observance of any covenant, term or condition of this Sublease beyond applicable grace period and after required notice (any of the foregoing, a "Default"), then, subject to the right, if any, of Subtenant to cure any such default (as may be provided Sublandlord as "Tenant" under the Prime Lease, and as incorporated herein by reference or provided to Subtenant by Prime Landlord), Sublandlord shall have available to it all of the remedies (the "Basic Remedies") as would be

available to Prime Landlord under the Prime Lease as if Sublandlord had caused a similar default under the Prime Lease. In the event there occurs a Default under this Sublease that does not cause a default under the Prime Lease, then (x) if such Default is a non monetary default, Subtenant shall be permitted to cure such Default within thirty (30) days after Sublandlord's notice to Subtenant (or, if such Default is not reasonably capable of being cured within such thirty (30) day period, such longer period as may be reasonable, provided, however, that Subtenant promptly commences and diligently prosecutes the cure of such Default and no default is claimed and being actively pursued under the Prime Lease by reason of the matter that gave rise to such Default), and (y) if such Default is a monetary default, then Subtenant shall be permitted to cure such Default within five (5) days after Sublandlord's notice to Subtenant with respect to such Default. The Basic Remedies shall be in addition to all other remedies available to Sublandlord at law or in equity.

15. Modification of the Prime Lease. For the purposes hereof, the provisions of the Prime Lease that, by the terms of this Sublease, are incorporated herein by reference, are incorporated subject to the following modifications:

15.1 In each case where the provisions of the Prime Lease require "Tenant" to obtain the approval or consent of the "Landlord", Subtenant shall be required to obtain the approval or consent of Prime Landlord. In each case where the provisions of the Prime Lease require that notice be given to the "Landlord", Subtenant shall be required to give notice to Prime Landlord and Sublandlord. In the context of this Sublease, the term Tenant's "Pro Rata Share" as used in the Prime Lease shall mean Subtenant's Pro Rata Share.

15.2 The following provisions (and defined terms contained therein) of the Prime Lease do not apply, are deemed to be deleted and shall be of no force and effect with respect to this Sublease: Sections 1.03, 1.04 and 1.05 of Article I, Article XII Assignment and Subletting, and Article XIX Construction of Building, Site and Leased Premises and Article XX Approval Contingency.

16. Termination of Prime Lease. Subject to Section 3 above, if for any reason, the "Term" of the Prime Lease is terminated prior to the Expiration Date, then this Sublease shall thereupon automatically be terminated as if the Expiration Date were one day prior to the date of termination under the Prime Lease. Upon termination of this Sublease, Sublandlord shall return to Subtenant that portion of the Rent that has been paid in advance by Subtenant hereunder, if any, prorata as of the date of such termination; provided, however, that Subtenant is not then in default hereunder beyond applicable notice and cure periods.

17. Restoration of the Premises. Upon expiration or earlier termination of the Term of this Sublease, Subtenant shall, at Subtenant's sole cost and expense, return the Sublease Premises in broom clean condition and with the Sublease Premises restored to the condition in which it exists on the Commencement Date (provided that (x) any alterations performed by Subtenant to prepare the Sublease Premises for its initial occupancy, and (y) any additional alterations preformed by Subtenant in the Sublease Premises which Prime Landlord has agreed need not be removed upon the expiration of the Term, need not be removed from the Sublease Premises upon the expiration or earlier termination of the Term of this Sublease), in all cases reasonable wear

and tear and damage from insured (to the extent same is required to be carried by Subtenant hereunder) casualty excepted. Any alteration or other work which needs to be performed in order to restore the Sublease Premises to the condition required hereby shall be performed, at Subtenant's cost, in accordance with the terms and provisions of the Prime Lease, as incorporated herein, and this Sublease.

18. Consents. In all cases under this Sublease where Sublandlord's consent is required with respect to a particular matter, such consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that if Prime Landlord's consent is also required and granted, Sublandlord shall grant its consent provided that Sublandlord is not materially harmed and suffers no monetary expense as a result of granting its consent. If, as required by the terms of this Sublease, Subtenant seeks Sublandlord's consent or approval, Sublandlord's refusal to grant such consent or approval shall be deemed reasonable if Sublandlord is required under the Prime Lease to obtain such consent or approval of Prime Landlord and Prime Landlord has refused or failed to grant such consent or approval. Sublandlord agrees to use commercially reasonable efforts, at no cost to Sublandlord, to assist Subtenant in obtaining Prime Landlord's consent, wherever required. This Sublease is expressly conditioned upon Sublandlord having received Prime Landlord's written consent to this Sublease, pursuant to the provisions of the Prime Lease. In addition to any other consents required by this Sublease or the Prime Lease, any improvements or fixtures constructed or placed on or about the Sublease Premises by Subtenant shall require the prior consent of Sublandlord, except the Space Modifications.

19. Time Periods.

19.1 Except as herein specifically provided to the contrary, the following time periods set forth in the Prime Lease for the giving of notices to Sublandlord as"Tenant", or the making of demands, the performance of any, act, condition or covenant, or the exercise of any right, remedy or option, by Sublandlord as Tenant, shall be modified for the purposes of this Sublease, as follows: (i) any time period of fifteen (15) business days or more shall be shortened in each instance by two (2) business days; (ii) any time period of ten (10) business days or more but not more than fourteen (14) business days shall be shortened in each instance by two (2) business days; (iii) any time period of five (5) business days or more but not more than nine (9) business days shall be shortened in each instance by two (2) days; and (iv) any time period of less than five (5) business days shall be shortened in each instance by one (1) business day;

19.2 Such time periods set forth in the Prime Lease in respect of activities of Prime Landlord shall be modified for purposes of this Sublease by lengthening the same in each instance by three (3) business days; and

19.3 Each of Subtenant and Sublandlord shall, not later than two (2) business days after receipt thereof, give to the other a copy of any notice, demand or other written communication received by it from Prime Landlord or others relating (all or in part) to the Sublease Premises.

20. Brokerage. Each party represents and warrants to the other party that it has not dealt with any broker in connection with this transaction other than USI Real Estate Brokerage

Services Inc. ("USI") and Cushman & Wakefield of Connecticut. Sublandlord and Subtenant hereby agree to indemnify and hold each other harmless against and from any and all loss, cost, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and disbursements) by reason of the breach of the representation stated above. In the event any claim shall be made by any person or entity who shall claim a fee, commission or other compensation by reason of the execution of this Sublease, then the party required hereunder to indemnify, defend and hold harmless the other Party in respect of such claims shall defend such action by counsel approved by such other Party. The Sublandlord and Subtenant acknowledge that Sublandlord shall pay or cause to be paid a commission to Cushman & Wakefield of Connecticut pursuant to a separate agreement. Sublandlord hereby agrees to pay and USI agrees to accept a commission in the amount of $525,909.75 in full satisfaction of all amounts due to USI, except in the case of a renewal subject to the conditions set forth in the next paragraph. One-quarter (25%) of said commission shall be paid to USI within ten (10) business days of Sublease execution. The remaining three quarters (75%) of said commission shall be paid to USI in four equal installments commencing on the Rent Commencement Date. In the event of a failure by Sublandlord to pay the commission amount in the manner and at the time set forth above, then in the event that Subtenant actually pays such commission to USI pursuant to the terms of an agreement between USI and Subtenant, then Subtenant shall be entitled to an abatement of Fixed Sub-Rent for the amount of commission paid to USI but not in excess of the amount set forth in this paragraph.

This commission is specific only for the above particular sublease transaction, provided, however, that USI shall be entitled to one half of a market commission for the Renewal Term (but not more than 2.5%) upon satisfaction of the following conditions for the Renewal Term for the Sublease Premises only:

(I) in the event of any renewal by Subtenant solely in connection with the Sublease Premises provided that such renewal is entered into with Sublandlord and either (a) an agreement with respect to such renewal is executed and delivered by the Sublandlord and the Subtenant or (b) Subtenant exercises the renewal option contained herein with Sublandlord, ; and

(II) provided USI provides written evidence that it represents Subtenant at the time of any such renewal.

21. Notices: Time of the Essence.

21.1 All notices and other communications desired or required to be given hereunder shall be in writing and shall be given or made by (i) registered or certified mail, return receipt requested, (ii) hand delivery or (iii) Federal Express or other nationally recognized overnight courier, addressed to the addresses first set forth above, and (x) if to Sublandlord to TranSwitch Corporation, Three Enterprise Drive, Suite 200, Shelton, CT 06484, Attention: Michael McCoy, with a copy to O'Connell, Flaherty & Attmore, L.L.C., 280 Trumbull Street, 23rd Floor, Hartford, CT 06103, Attention: Patrick J. Lapera, Esq. or (y) if to Subtenant, to Sikorsky Aircraft Corporation, 6900 Main Street, P.O. Box 9729, Mail Stop 427A, Stratford, Connecticut 06615, with a copy to United Technologies Realty, Inc., Four Farm Springs Road, Farmington,

Connecticut 06032, Attn: Manager Sikorsky Real Estate, or (z) to any other person(s) or address(es) that either party may hereafter designate for such purpose by a written notice. All notices or other communications shall be deemed given (i) in the case of hand delivery, on the date it is delivered, (ii) in the case of delivery by U.S. mail, two (2) days after they are deposited in the U.S. mail, as provided above or (iii) in the case of overnight courier, on the date of delivery or refusal thereof.

21.2 Time shall be of the essence with respect to Subtenant's notices to Sublandlord and Subtenant's rights under Section 23 shall be deemed waived if Sublandlord does not receive timely notice from Subtenant.

22. No Waivers. Failure by Sublandlord or Subtenant in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by that party of any of the other party's defaults or breaches hereunder or of any of that party's rights and remedies in respect of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the other party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Fixed Sub-Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

23. Renewal Option.

23.1 Provided that on the date Subtenant exercises the Renewal Option (as defined below) and at the commencement of the Renewal Term (i) this Sublease shall not have been terminated, and (ii) Subtenant shall not be in default under this Sublease, Subtenant shall have the option (a "Renewal Option") to extend the Term of this Sublease for the period commencing on the day after the Expiration Date and ending on May 31, 2017 (the "Renewal Term"). provided, however, the Renewal Term shall extend beyond the day immediately prior to the expiration or earlier termination of the Prime Lease. The Renewal Option shall be exercised with respect to the entire Sublease Premises only. Each Renewal Option shall be exercisable by Subtenant giving notice to Sublandlord (the "Renewal Notice") not less than twelve (12) months before the Initial Expiration Date .

23.2 The Renewal Term shall be upon all of the terms and conditions set forth in this Sublease; provided, however, that the Fixed Sub-Rent shall be the amount set forth in Section 5, and in addition, Subtenant shall continue to pay Additional Sub-Rent in accordance with Paragraph 6 and Tenant Electricity charges in accordance with Paragraph 7.

24. Miscellaneous.

24.1 Access. Sublandlord grants Subtenant and Subtenant's contractors a revocable license to enter the Sublease Premises at Subtenant's sole risk at any time, and from time to time, after the current tenant vacates the Sublease Premises to perform any work and store materials as Subtenant may wish; provided, however, that Subtenant shall not interfere with or hamper the work, if any, being undertaken by Sublandlord or Prime Landlord in and about the Building and the Premises, or cause disharmony, interference or union disputes.

24.2. Supplemental Agreements. Promptly after the exercise of any Renewal Option or the determination of Fair Market Rental Rate, the parties hereto shall enter into a supplemental agreement confirming such event and the terms and conditions thereof; provided, however, that the failure to do so shall not affect or diminish either of the parties' rights or obligations under this Sublease.

24.3 Notice of Lease. This Sublease shall not be recorded in the Shelton Land Records in its entirety. If requested by Subtenant, the parties shall execute a Notice of Lease, substantially in the form attached hereto as Exhibit "B", satisfying the requirements of Section 47-19 of the Connecticut General Statutes, Rev. 1958, as amended, and the Notice of' Lease may be recorded in the Shelton Land Records by and at the expense of Subtenant.

24.4 Assignment and Subletting. Subtenant may assign this Sublease or sub-sublet the Sublease Premises with the prior written consent of the Prime Landlord, as provided in the Prime Lease. Notwithstanding the foregoing, Subtenant shall have the right to assign this Sublease or sublease all or any portion of the Sublease premises to an affiliate of Subtenant. Subtenant shall give Sublandlord prior written notice of any such assignment of sub-sublet. For purposes of this Sublease, an "affiliate" is any entity which controls, is controlled by or is under common control with Subtenant, or any entity resulting from a merger or consolidation with Subtenant or any person or entity which acquires all or substantially all of the assets of Subtenant's business as a going concern. For purposes of this Sublease "control" shall mean ownership of more than fifty percent (50%) of an entity. No assignment or sub-sublet of the Sublease Premises shall relieve Subtenant of its liabilities and obligations under this Sublease, which shall continue in full force and effect, notwithstanding any such assignment or sub-sublet. This Sublease shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the parties hereto, as the same may be permitted hereunder.

24.5 Representations, Warranties and Covenants. Sublandlord represents and warrants to Subtenant that (i) the Prime Lease constitutes the entire agreement between Prime Landlord and Sublandlord with respect to the Premises, a true and complete of copy of which is attached and made a part hereof as Exhibit "C", (ii) it has not assigned its interest in the Prime Lease, (iii) it has not received any notice of default under the Prime Lease and has no knowledge of any event that has occurred or is continuing that with the giving of notice, the passage of time to both would constitute a default by Tenant under the Prime Lease; (iv) it has not given a notice of default under the Prime Lease to Prime Landlord and has no knowledge of any event that has occurred or is continuing that with the giving of notice, the passage of time or both would constitute a default by Prime Landlord under the Prime Lease; (v) the Prime Lease has not been modified or amended and is in full force and effect, except as provided on Exhibit C, and (vi) subject to obtaining Prime Landlord's consent to this Sublease and obtaining a lease termination agreement with the present tenant, it has the right and authority to enter into, execute and deliver

this Sublease. Sublandlord agrees to notify Subtenant of any notice given to Landlord by Sublandlord that relates to the Subleased Premises or could affect Subtenant during the Term.

24.6 Insurance. Any insurance required to be carried by Subtenant pursuant to the terms of this Sublease or of the Prime Lease incorporated herein may be carried under blanket policies provided that the coverage afforded shall not be diminished by reason thereof.

24.5 Signage. Subject only to the terms of the Prime Lease and the approval of Prime Landlord, Subtenant shall at its expense have the right to place its signage at the entry to the Sublease Premises and any other signage standard for the Building. Sublandlord shall arrange with Prime Landlord for Subtenant's listings to be incorporated into Building directories.

24.8 Ambiguities. Any ambiguities between the Prime Lease as incorporated herein, by reference and the independent provisions of this Sublease shall be resolved in favor of the independent provisions of this Sublease.

24.9 Proportionate and Pro Rata Share. To avoid confusion with respect to the determination of a portion of the Rent, Sublandlord and Subtenant acknowledge the following: the net rentable square feet of the Building is 149,040; Section 4.02 of the Prime Lease determines the Sublandlord's "Pro Rata Share", as defined in the Prime Lease of the "Basic Operating Expenses", as defined in the Prime Lease, based on the ratio of the net rentable square feet of the Premises compared to the net rentable square feet of the Building or 62.31% (92,880 divided by 149,040); the Subtenant shall pay the entire amount of the "Basic Operating Expenses" otherwise to be paid by Sublandlord, but to be paid by Subtenant pursuant to this Sublease.

24.10 Consents. This Sublease is expressly conditioned upon Sublandlord having received Prime Landlord's written consent to this Sublease, pursuant to the provisions of the Prime Lease.

24.11 Indemnification. To the extent this Sublease calls for indemnification by Sublandlord or Subtenant (as applicable, the "Indemnifying Party") of the other party (the "Indemnified Party"), such indemnification shall be governed by the terms and conditions set forth in this Section 24.11. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party, such Indemnified Party shall promptly notify the Indemnifying Party in writing (and in any event no later than ten (10) days after such action or proceeding has been commenced against the Indemnified Party), and the Indemnifying Party shall assume the defense thereof, including the employment of legal counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses related thereto. - Notwithstanding the foregoing, Indemnified Party may select its own counsel at the expense of Indemnifying Party if (i) Indemnifying Party or its counsel fails to properly or actively defend the action or proceeding for Indemnified Party or (ii) the counsel chosen by Indemnifying Party has a conflict of interest under applicable standards of professional responsibility with respect to representing both Indemnifying and Indemnified Party. In the event that insurance companies are involved in the action or proceeding, Indemnifying Party may use counsel chosen by such

insurance companies. Indemnifying Party agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Sublease, without the consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed), unless such settlement, compromise or consent includes an unconditional release of Indemnified Party from all liability arising out of any such claim, action or proceeding. Indemnified Party agrees that it 'will not, without prior written consent from Indemnifying Party (such consent not to be unreasonably withheld or delayed) settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Sublease.

24.12 Entire Agreement. All understandings and agreements heretofore had between Sublandlord and Subtenant with respect to the subject matter of this Sublease are merged in this Sublease, which alone fully and completely expresses their agreement.

24.13 Amendment. The terms of this Sublease may not be changed or otherwise modified except by an instrument in writing signed by each of the parties hereto.

24.14 Termination. The termination of this Sublease shall terminate and render void all of Subtenant's rights under Section 23 whether or not the same shall have been exercised; and nothing contained in Section 23 shall prevent Sublandlord from exercising any right or action granted to or reserved by Sublandlord in this Sublease to terminate this Sublease. None of Subtenant's rights set forth in Section 23 may be severed from this Sublease or separately sold, assigned, or transferred.

24.15 Governing Law. This Sublease shall be governed by and construed in accordance with the internal law of the State of Connecticut.

24.16 Waiver of Trial by Jury. Sublandlord and Subtenant shall and they hereby do waive the right to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant's use and occupancy of the Sublease Premises, and/or any claim of injury or damage.

24.17 Captions; Sections; Gender. The captions contained herein have been inserted for convenience only and shall not have the effect of modifying, amending or changing the express terms and provisions of this Sublease. All references to a "Section" or "Sections" shall refer to a Section of this Sublease unless the context otherwise requires. Whenever used, the singular number shall include the plural, the plural the singular, and use of any gender shall include all genders.

24.18 No Third Party Beneficiaries. The terms and provisions of this Sublease are intended solely for the benefit of the parties hereto and thereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

24.19 Divisions and Headings. The divisions of this Sublease into sections and Sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Sublease.

24.20 Counterparts. This document may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

24.21 Damages. In no event shall Sublandlord or Subtenant be liable for any incidental or consequential damages incurred in connection with this Sublease, provided however, Sublandlord shall be entitled to exercise all of the remedies available to the Prime Landlord under the Prime Lease, including remedies at law to collect Rent (including Fixed Sub-Rent and Additional Sub-Rent) for the Term or any Renewal Term, and such remedies shall not be deemed incidental or consequential damages.

IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first above set forth.

TRANSWITCH CORPORATION,
a Delaware Corporation, Sublandlord

By: [signature]
Name: Robert A. Bosi
Title: VP-CFO

SIKORSKY AIRCRAFT CORPORATION
a Delaware Corporation, Subtenant

By: [signature]
Name: Robert M. Stone, Vice President of
Title: ~~Stephen Fortino, President~~
United Technologies Realty, Inc.
Authorized agent

PRIME LANDLORD CONSENT AND ACKNOWLEDGEMENT

4 Enterprise Drive - Shelton LLC hereby acknowledges and consents to the sublease of the Sublease Premises by Sublandlord to Subtenant as contemplated by this Sublease and agrees to the matters set forth in Sections 3, 4, 9 and 11.2 of the Sublease.

4 Enterprise Drive - Shelton LLC,
a Connecticut limited liability company

By: ______________________
Name: Robert Scinto
Title: Managing Member

State of Connecticut)
) ss. Shelton
County of Fairfield)

Personally appeared Robert Scinto, signer and sealer of the foregoing instrument, who acknowledged himself to be a member of 4 Enterprise Drive - Shelton LLC and the execution to be his free act and deed and the duly authorized free act and deed of 4 Enterprise Drive - Shelton LLC, before me, this 2nd day of ~~February~~ March, 2009.

____
~~Commissioner of the Superior Court~~
Notary Public:
My Commission Expires:

ELEANOR M. CHOATE
NOTARY PUBLIC
My Commission Expires July 31, 2013

State of Connecticut)
) ss. Shelton
County of Fairfield)

Personally appeared Robert A. Bosi, signer and sealer of the foregoing instrument, who acknowledged himself to be the CFO of TranSwitch Corporation, and the execution to be his free act and deed and the duly authorized free act and deed of TranSwitch Corporation, before me, this 3rd day of ~~February~~ March, 2009.

Eleanor M. Choate
~~Commissioner of the Superior Court~~
Notary Public:
My Commission Expires:

ELEANOR M. CHOATE
NOTARY PUBLIC
My Commission Expires July 31, 2013

State of Connecticut)
) ss. Farmington
County of Hartford)

Vice President of
~~Stephen Forino, President~~
United Technologies Realty, Inc.
Authorized agent

Personally appeared Robert M. Stone, signer and sealer of the foregoing instrument, who acknowledged himself to be the ______ of Sikorsky Aircraft Corporation and the execution to be his free act and deed and the duly authorized free act and deed of Sikorsky Aircraft Corporation, before me, this 27th day of February, 2009.

Commissioner of the Superior Court
~~Notary Public:~~
~~My Commission Expires:~~

EXHIBIT A
SUBLEASE PREMISES
(sixth floor)


28,080 S.F.
ENTERPRISE 4
FOUR ENTERPRISE DRIVE
SHELTON, CT
SIXTH FLOOR

EXHIBIT A-2

SUBLEASE PREMISES
(seventh floor)


32,400 S.F.
ENTERPRISE 4
FOUR ENTERPRISE DRIVE
SHELTON, CT
7th FLOOR

EXHIBIT A-3
SUBLEASE PREMISES
(eighth floor)


32,400 S.F.
ENTERPRISE 4
FOUR ENTERPRISE DRIVE
SHELTON, CT
8th FLOOR

EXHIBIT B
NOTICE OF LEASE

Notice is hereby given that a Sublease has been entered into by and between TRANSWITCH CORPORATION, a Delaware corporation with an address at 3 Corporate Drive, Shelton, Connecticut 06484, as Sublandlord and SIKORSKY AIRCRAFT CORPORATION, a Delaware corporation with an address at 6900 Main Street, P.O. Box 9729, Mail Stop 427A, Stratford, Connecticut 06615, as Subtenant, as of February ____, 2009 (the "Lease").

The premises are located at 6 Corporate Drive, Shelton, Connecticut, and more particularly shown on Exhibit A.

The Lease Term is from August 15, 2009 until October 30, 2014.

The Lessee has the right to extend the Lease for one (1) renewal period following the original term of the Lease and ending on May 31, 2017.

A complete copy of the Lease may be found at the office of TranSwitch Corporation.

Dated at ________________, Connecticut, this _____ day of February, 2009.

Signed and Sealed
in the Presence of:

____________________________	TRANSWITCH CORPORATION
____________________________	By:______________________________ Name: Title:
____________________________	SIKORSKY AIRCRAFT CORPORATION
____________________________	By:______________________________ Name: Title:

EXHIBIT C
PRIME LEASE AND AMENDMENTS

List:

Lease Agreement dated as of September 21, 2000
Sixth Amendment of Lease dated as of January 18, 2001 (Sixth Amendment canceled and restated First through Fifth Amendments)

Copies:

(SEE ATTACHED)